SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2006
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     Waste Management, Inc. (the “Company”) issued a press release this morning, October 25, 2006, announcing its earnings for the quarter ended September 30, 2006. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as announced in a press release dated September 25, 2006, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. The call may also be listened to live by calling (877) 710-6139 and asking for the “Waste Management Conference Call — Call ID 7044631.” A replay of the conference call will be available through 5:00 p.m. Central time on November 8, 2006. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 7044631.
     On the conference call, management of the Company is expected to discuss its results of operations using certain non-GAAP financial measures, including: free cash flow and full-year forecasted free cash flow; adjusted earnings per diluted share, adjusted earnings per diluted share growth and adjusted earnings per diluted share forecasted for the full year; adjusted income from operations as a percentage of revenue and adjusted income from operations as a percentage of revenue growth. Additionally, on the call, management of the Company may refer to “EBIT margin,” which the Company defines as income from operations as a percentage of revenue. The Company has provided an explanation of its use of these non-GAAP measures and has reconciled them to the most comparable GAAP measures in the press release and the schedules thereto, attached to this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.1:	Press Release dated October 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: October 25, 2006	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker Senior Vice President

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated October 25, 2006